UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

(December 22, 2008)
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
{Commission File Number}

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01  Entry into a Material Definitive Agreement

Between December 22, 2008, and January 16, 2009, Vemics, Inc., a Nevada corporation (the “Company”), entered into a series of Convertible Promissory Notes (the “Convertible  Notes”) with independent private accredited investors (the “Investors”) totaling an aggregate gross investment of $1.65 million.  To date, the Company has received $450,000 of these gross proceeds.  The remaining $1,200,000 is due on or before February 20, 2009.

The Convertible Notes provide for the repayment of principle to the Investors on or before the maturity dates, which range between June 1, 2009 and August 1, 2009, which date can be extended for an additional six-month period at the Company’s sole discretion.  The Convertible Notes provide for fifteen (15%) percent annual interest payable on the maturity date to the Investors in either cash or stock in the discretion of the Investor.  Interest on the Convertible Notes is due on the maturity date of each Note.  Under certain circumstances, the Company can prepay each Convertible Note prior to the maturity date or prior to conversion with 30-days’ advance notice to the Investors.  The Convertible Notes also contain certain affirmative and negative covenants relating to the Company’s operations.

As holders of the Convertible Notes, the Investors have the option to convert the Convertible Notes at $0.05 per share into the Company's common stock.  The Convertible Notes carry a liquidation redemption fee equal to 50% of each Note, which fee is due to the Investors from the Company upon repayment.  For example, an Investor who paid in principle of $200,000 would receive $300,000 at redemption, plus interest accrued to date.

In connection with the borrowing, the Company is obligated to issue warrants (the “Warrants”) to the Investors to purchase up to an aggregate of 660,000 shares of the Company's common stock.  The exercise price of each Warrant will be $0.05 per share and the Warrants will have a 5-year term, unless previously exercised.

The Company issued and sold the Convertible Note and Warrants in a private placement transaction made in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder.  The Company believes that the Investors are “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act.

The foregoing descriptions of the Convertible Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Convertible Note and Warrant filed as Exhibits 4.1 and 4.2, which exhibits are incorporated herein by reference.

This description does not constitute an offer to sell or the solicitation of an offer to buy any securities.  The Convertible Notes and Warrants sold in the private placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or applicable state securities laws.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above, which discussion is incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

See discussion under Item 1.01 above, which discussion is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.
4.1	Form of Convertible Note of Vemics, Inc.
4.2	Form of Warrants issued by Vemics, Inc.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: January 20, 2009	By:	/s/ Craig Stout
Craig Stout
Interim Chief Financial Officer and Chief Operating Officer